Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

1.
Registration statement (No. 333-262658), as amended, on Form S-8,
2.
Registration statement (No. 333-261949) on Form F-3, and
3.
Registration statement (No.333-264872) on Form F-3

of our reports dated March 28, 2024, with respect to the consolidated financial statements of Grab Holdings Limited and its subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Singapore

March 28, 2024